Sun Proprietary/Confidential	Exhibit 10.70 Agreement No. 91429

Amendment No. 3 To The

Technology License and Distribution Agreement

between

Sun Microsystems, Inc. and Insignia Solutions, Plc.

THIS AMENDMENT NO. 3 (the "Amendment 3") to the Technology License and Distribution Agreement No. 15174, dated March 3, 1999 (the "Agreement") between Sun Microsystems, Inc., located at 901 San Antonio Road, Palo Alto, California 94303 ("Sun") and Insignia Solutions, Plc., an English company with its principal place of business located at 41300 Christy Street, Fremont, California 94538 ("Insignia") is entered into this 28th day of September, 2001 (the "Amendment 3 Effective Date") by and between the same parties. This Amendment 3 is in addition to the Agreement. In the event of a conflict between the terms of the Agreement and the terms of this Amendment 3 (including Exhibits attached hereto), the terms of this Amendment 3 shall govern. All capitalized terms used herein shall have the same meaning set forth in the Agreement, unless otherwise stated.

AMENDMENT

1. Definitions.

1.1           The following are hereby added to the definition of "Java Environment": Java 2 Platform, Micro Edition, Connected  Device Configuration ("CDC"), Foundation Profile ("FP"), Connected Limited Device Configuration ("CLDC"), Mobile Information Device Profile (MIDP") and Java TV Technology ("JavaTV), as more fully described in Exhibits C-4 through C-7.

1.2           Section 1.0 (Definitions) of the Agreement is amended by adding the following new definitions to the Agreement:

1.42"J2ME Based Insignia Product(s)" means an Insignia Product into which CDC integrated with FP, or CLDC integrated with MIDP, or Java TV integrated with pJava has been implemented or integrated.

1.43"eJava Based Insignia Product(s)" means an Insignia Product into which the eJava Java Environment has been integrated or implemented.

1.44"PJava Based Insignia Product(s)" means an Insignia Product into which the pJava Java Environment has been integrated or implemented and which does not implement or integrate the Java TV Java Environment.

1.45"OEM," for purposes of this Amendment 3 means an entity that sells its own proprietary value-added finished hardware or software products incorporating Insignia Products to end users either directly, or through distributors.

1.46"Sun Channel License" means a license with Sun authorizing the licensee to distribute the applicable Java Environment only to OEMs pursuant to a Customer Agreement (i.e. "Customer Agreement" as defined in the   Sun Channel Licensee's license with Sun).

1.3           Section 1.12 "Insignia Licensee(s)" shall be amended to add the following to the end of the definition:

                "To the extent that Insignia has been granted rights (pursuant to section 2.9.6) to distribute Insignia Products to customers who are not Sun Licensees, "Insignia Licensee(s)" shall mean customers of Insignia who are OEMs who have binary code licenses with Insignia to: (i) use Insignia Products internally in binary form; and (ii)  distribute Insignia Products in binary form within such an Insignia Licensee Product.

2. Additional Technologies. The parties hereby agree to add Exhibits C-4 (CDC/FP), C-5(CLDC), C-6 (MIDP), and C-7 (Java TV) to the Agreement.   Ifand when Sun first makes a reference implementation for Java Specification Request no. 62 (hereafter referred to as "Personal Profile") generally commercially available ("FCS"), upon the condition that Insignia first agrees to the then standard terms and conditions for  Personal Profile (which shall be amended hereto), then: a) Personal Profile may be added to the definition of "Java Environment" and b) Insignia may distribute Insignia Products incorporating TCK compliant implementations of Personal Profile which are tightly integrated and configured to run in conjunction with the combined stack of Insignia's implementations of CDC and FP.  Insignia understands and agrees that Personal Profile does not now and may never exist and that the decision as to whether and when to FCS the Personal Profile lies within Sun's sole discretion .

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [******].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.  Royalty Price and Prepayment.

3.1           Prepayment. Insignia shall pay Sun a royalty prepayment in the amount of [******] ("Prepayment").  The Prepayment is non-refundable, non-transferable and due in four equal installments of [******] each.  Such installments are due according to the following schedule: payment 1 is due upon execution of this Amendment 3; payment 2 is due on or before October 1, 2001;  payment 3 is due on or before January 2, 2002 and payment 4 is due on or before April 1, 2002.  Any portion of the Prepayment not used on or before June 30, 2004 shall be forfeited. Failure to make any of the installments of the Prepayment on or before the date specified shall result in the prices in this agreement for CDC, FP, PP, CLDC, MIDP and Java TV reverting to standard list price, and for PJava and eJava reverting to the lesser of the prices as stated in the Agreement prior to this Amendment 3, or standard list price.

3.2           Discounted Per Copy Price.  Prices for PJava stated in the table below shall apply to up to the first [******] units of PJava Based Insignia Products shipped from July 1, 2001 through September 30, 2001.  Royalties for units of PJava Based Insignia Products shipped during the period July 1, 2001 through September 30, 2001 which exceed the [******] units shall be paid at the rates as specified in the Agreement, prior to execution of this Amendment 3. Prices for CDC/FP(PP), Java TV,  CLDC/MIDP and eJava shall become effective on the Amendment 3 Effective Date.  Notwithstanding the foregoing, the prices in this  Amendment 3 shall not have the effect of raising the price in the recently executed Addendum to the Agreement relating to Phoenix Technologies, Sun Agreement no. 91429, nor shall the [******] PJava unit cap to which the retroactive pricing stated above, apply to the units shipped pursuant to the aforementioned Phoenix Technologies Addendum.

Source and NRE Fees:  Sections 4.2 a) (i) and 4.2 a) (ii) of the Agreement are hereby deleted in their entirety.

* "PP" here refers to Personal Profile. The combined stack price for CDC and FP is as stated in the tables below for "CDC/FP/(PP)."  If and when Sun first makes an implementation of Personal Profile generally commercially available and Insignia distributes Personal Profile in accordance with Section 2 of this Amendment 3, Insignia shall pay the price as stated in the table below for the combined stack CDC/FP/PP.

Pricing in Year 1 (July 1, 2001-June 30, 2002):

PJava                   [******]

CDC/FP/(PP)*    [******]

Java TV               [******]

CLDC/MIDP       [******]

EJava                   [******]

Pricing in Year 2 (July 1, 2002-June 30, 2003):

PJava                    [******]

CDC/FP/(PP*)     [******]

Java TV                [******]

CLDC/MIDP        [******]

EJava                    [******]

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Pricing in Year 3 (July 1, 2003-June 30, 2004):

PJava     -             [******]

CDC/FP/PP -       [******]

Java TV        -      [******]

CLDC/MIDP -     [******]

EJava     -             [******]

3.3           Prepayment Applicability. Royalties due for eJava, pJava, CDC/FP, JavaTV, CLDC and MIDP may be credited against the Prepayment. If and when Sun FCSes Personal  Profile, royalties due for Insignia Products implementing or incorporating Personal Profile may be credited against the Prepayment.

3.4           Payments.  Insignia's payment obligations to Sun accrue upon the earlier of revenue recognition by Insignia in  connection with Insignia Product ("Revenue Recognized Payment"), or upon shipment by an OEM of any Insignia Licensee Product ("OEM Shipped Payment"). Revenue Recognized Payments and OEM Shipped Payment shall be paid to Sun within thirty (30) days following the end of the calendar quarter in which the obligation to pay Sun accrued, together with a report specifying all relevant details regarding same, including the allocation between the Revenue Recognized Payment and the OEM Shipped Payment, the number of units shipped attributed to the OEM Shipped Payment, the number of units shipped corresponding to Revenue Recognized Payments made by Insignia in any prior calendar quarter (including identification of the Revenue Recognized Payment to which such units correspond.) Any amount which Insignia recognizes as revenue during a calendar quarter, and for which an OEM ships during that same calendar quarter shall be paid and reported as an OEM Shipped Payment.

3.5           Insignia Licensee Payments.  Insignia shall have no obligation to pay royalties to Sun for distribution of Insignia Licensee Products by an Insignia Licensee that also has a license with Sun for the same Java Environment and permitting commercial redistribution of the Java Environment, if said Insignia Licensee is paying royalties directly to Sun, in accordance with such Insignia Licensee's license with Sun, for distribution of said Insignia Licensee Products.

3.6           Royalty Payments.  Section 4.2 a) iii) of the Agreement shall be amended by adding the following: "Following first distribution of Insignia Products, in any quarter in which no royalties are owed, Insignia will submit a report so indicating. Insignia will additionally report quarterly the number of units distributed by the Insignia Licensee(s), any deferred revenue (even if a royalty is not then due) and the associated number of units, and the identities of the respective Insignia Licensees.    Royalty reporting and payments (except for royalty prepayments, which shall be sent to the location specified on Sun's invoice) shall be sent to:  Sun Microsystems, Inc., Software Royalty Accounting Group, PO Box 1090, Palo Alto CA 94303."

4. Distribution License.

4.1          Branding.  Section 2.9.4 of the Agreement shall be amended by adding the following: "Insignia shall ensure that all Insignia Licensees brand their Insignia Licensee Products with the applicable Java Environment compliance logo pursuant to the trademark license attached hereto and incorporated herein as Exhibit F-1 ("Pro Forma Trademark License"). Insignia shall not have the foregoing obligation with respect to Insignia Licensees who have an existing, valid trademark agreement with Sun obligating them to brand their products in accordance with the branding obligations in the Pro-Forma  Trademark License.) Sun reserves the unilateral right to modify the trademark license attached as Exhibit F-1. Sun shall not exercise such right to modify the trademark license more frequently than every [******] (and upon no less than forty-five (45) days notice), except upon a significant change in the law affecting the enforceability of the trademark license or Sun's rights in the Compatibility Logos, or  upon Insignia's written consent." Notwithstanding the requirements of the Pro Forma Trademark License (Section 2.7d Of the version that is current as of execution of this Amendment No. 3), Insignia shall use its best efforts to [******].

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.2          Distribution to Non-Sun Licensees. A new section 2.9.6 shall be added to the Agreement as follows:

2.9.6       Distribution to Non-Sun Licensees

2.9.6.1     Notwithstanding Section 2.9.2 of the Agreement, Insignia may distribute Insignia Products in binary code form only, to customers who are not Sun Licensees ("Non-Sun Licensees"), upon the condition that such distribution is only made subject to a Customer Agreement (as defined below), and only where such customers are acting as OEMs.

2.9.6.2     Sun retains the right, upon sixty (60) days notice to terminate this right to distribute to Non-Sun Licensees. (Termination under this section 2.9.6.2 of Insignia's right to distribute to Non-Sun Licensees shall not terminate Customer Agreements entered into prior to the effective date of Sun's termination under this section.)

4.3          TCK Requirements.  A new section 2.9.7 shall be added to the Agreement as follows:

2.9.7        Insignia shall ensure that all Insignia Licensees will separately fulfill Sun's TCK and other compatibility requirements (including fulfilling all requirements of the Sun Specifications) before such Insignia Licensees may distribute Insignia Licensee Products; provided, however, that Insignia's obligation shall be excused, at Sun's sole discretion, only for Insignia Products provided to the Insignia Licensee by Insignia in executable form that is running on Insignia Licensee Products, and only if: (i) such Insignia Product has not in any way been modified or rendered noncompliant with the above requirements of Sun, either by modifications to the Insignia Product, inclusion of other functionality, or otherwise; and (ii) the Insignia Licensee certifies to Sun, in a writing signed by an authorized representative of such Insignia Licensee, compliance with the obligations of Section 2.9.7.  If the requirements of this Section 2.9.7  are satisfied and an Insignia Licensee is otherwise eligible for an applicable Technology logo, such Insignia Licensee may enter into Sun's then-current standard trademark license directly with Sun.  In no event shall any Insignia Licensee use any technology compliance logo, or distribute Insignia Licensee Products bearing any Technology compliance logo, whether on the device casing itself, on the user interface of the device, or otherwise, unless the requirements of this Section 2.9.7 and said trademark license are satisfied.

4.6          Customer Agreements.  A new section 2.9.8 shall be added to the Agreement as follows:

2.9.8.1     Insignia Products shall be distributed only pursuant to a written agreement consistent with and no less restrictive than the requirements of this Agreement, as amended, including without limitation the requirements set forth in Sections 2.9.4, and 2.9.7 (such agreement hereinafter referred to as "Customer Agreement"). This obligation shall not apply to distributions by Insignia to: i) an entity acting under a Sun Channel License for the applicable Java Environment or ii) an entity acting as an OEM pursuant to a then current Sun license with commercial distribution rights for the applicable Java Environment, or iii) a licensee of eJava or PJava Based Insignia Products who has a license with Sun for the applicable Java Environment.   In the event Insignia is distributing Insignia Product to Non-Sun Licensees, pursuant to Section 2.9.6.1 or to Sun Licensees who do not have Sun Channel Licenses, then  Insignia shall ensure that such Insignia Licensees, to the extent they are not acting as OEMs, distribute their Insignia Licensee Product only to entitities acting as OEMs, and only pursuant to a Customer Agreement binding that OEM.)

2.9.8.2     Sun shall be expressly named in Customer Agreements as an intended third party beneficiary of the obligations set forth herein relating to those terms concerning Sun's interest.  Insignia shall use commercially reasonable efforts, comparable to efforts made by Insignia for Insignia's own products, to monitor and enforce adherence to Customer Agreements and shall promptly inform and consult with Sun if Insignia becomes aware of any substantial non-compliance or other action inconsistent with protection of Sun's intellectual property rights.  Insignia agrees to use its best efforts to perfect and enforce Sun's  rights as an intended third party beneficiary under the Customer Agreements including, but not limited to assigning to Sun, those rights necessary to protect Sun's Intellectual Property Rights and to enforce the TCK and compatibility obligations of Insignia Licensees and their OEM customers under the Customer Agreements, and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights.

2.9.8.3     Nothing in this Section 2.9.8 affects any obligations under Section 2.9.3 (End User License Terms).

5. Support and Upgrades

5.1           Section 3 of the Agreement is hereby deleted in its entirety and replaced by the following: "Notwithstanding Section 2.7, Sun shall provide Sun Upgrades, the TCK, training and support to Insignia subject to a valid Master Support Agreement ("MSA") with Sun, and payment of the applicable fees as specified in the MSA, a copy of which is executed on even date herewith." Sun shall have no obligation to provide support directly to Insignia Licensees for the Insignia Products.

6. End User License Terms.  Section 2.9.3 shall be amended to add the following to the end of the section:

At a minimum, Insignia shall include (substituting Insignia's name in place of Sun, where appropriate) the following terms (regardless of whether the relevant Exhibit C-n explicitly refers to such terms). Insignia may include different words, so long as they provide protection that is substantially equivalent to that provided by the wording below.

a.             Restrictions.  Software is confidential copyrighted information of Sun and title to all copies is retained by Sun and/or its licensors.  Software shall not be modified, decompiled, disassembled, decrypted, extracted, or otherwise reverse engineered. [******] Software may not be leased, assigned, or sublicensed, in whole or in part.

b.             Export Regulations.  Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries.  Insignia agrees to comply strictly with all such regulations and acknowledges that Insignia has the responsibility to obtain licenses to export, re-export, or import Software. Software may not be downloaded, or otherwise exported or re-exported (i) into, or to a national or resident of, Cuba, Iraq, Iran, North Korea, Libya, Sudan, Syria or any country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nations or the U.S. Commerce Department's Table of Denial Orders.

c.             Restricted Rights.  Use, duplication or disclosure by the United States government is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARS 252.227- 7013(c) (1) (ii) and FAR 52.227-19(c) (2) as applicable.

6. Modifiable Part.  It is Sun's goal to reduce the amount of code classified as non-modifiable (or words of similar meaning e.g. "Shared Part").  For any given release of an implementation of a Java Environment: a) Sun shall not re-classify portions of code to be non-modifiable, and b) Sun shall not increase the amount of non-modifiable code within a particular implementation after Sun has made it generally commercially available.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7. Change of Control.  Section 11.13 of the Agreement shall be deleted in its entirety and replaced with the following:

Insignia may not assign or otherwise transfer the Agreement without Sun's written consent which shall not be unreasonably withheld.

8. Term and Termination.   Section 10.1 of the Agreement is deleted in its entirety and replaced with the following:

10.1The Term of this Agreement shall begin on the Effective Date and shall continue up to and including June 30, 2004, or until terminated as provided below. Termination is permitted either for breach of this Agreement, upon sixty (60) days written notice to the other party and an opportunity to cure within such sixty (60) day period (unless the breaching party is making reasonable progress toward such a cure, in which case the cure period may be extended by mutual agreement of the parties), or upon any action by Insignia alleging that use or distribution of the Java Environments by Sun or any Sun Licensees of the Java Environments, infringes a copyright or patent of Insignia..  In addition to the termination rights provided above, in the event that Insignia fails to keep the terms of the amended Agreement confidential (except as specifically excepted in sections 7.3.1 and 7.3.3 of the Agreement, as amended below), Sun may immediately terminate the amended Agreement, whereupon, Section 10.4 (Effect of Termination) shall apply.

Section 10.2 is hereby deleted in its entirety and replaced with the following:

10.2With respect to eJava and PJava only, this Agreement shall automatically renew for an additional three year term.  Royalties due to Sun during this renewal period shall be at the rates specfied in the Agreement prior to this Amendment 3, unless Insignia pays Sun a prepayment of [******] on or before July 1, 2004, whereupon royalties shall be [******]/unit for PJava Based Insignia Products and [******]/unit for eJava Based Insignia Products.

9. Confidentiality.  Section 7 of the Agreement shall be amended by adding the following new section 7.3:

                7.3           Limited Disclosure.

7.3.1        Conditions for Limited Disclosure.  In the event that Insignia desires to disclose  the terms and conditions of the Agreement to a party for the purposes of acquiring any or all of the assets of Insignia ("potential acquiror"), Insignia may disclose the terms of the Agreement to such potential acquiror (including agents acting on its behalf for the purpose of the proposed acquisition) if all of the following conditions are met:

                a)             The potential acquiror has signed a written letter of intent or memorandum of understanding with Insignia stating the party's bona fide intent to purchase the assets of Insignia, AND

                b)             If the potential acquiror is a direct hardware or software competitor of Sun, Sun has given its written consent permitting disclosure under this section to such potential acquiror, AND

                c)             The potential acquiror has signed a written non-disclosure agreement with Insignia expressly naming Sun as an intended third party beneficiary of the obligations set forth therein and containing, at a minimum, the following terms: i) The potential acquiror's use of any knowledge concerning the terms of the Agreement is restricted to the sole and limited purpose of evaluating its proposed acquisition, and ii) the potential purchaser is required to review the terms of the Agreement at Insignia premises only, and iii) the potential acquiror is prohibited from making or possessing a tangible record or copy of the Agreement or any portions thereof, AND

d)             Any agents of the potential purchaser to whom potential purchaser desires to have the terms of the Agreement disclosed, have also signed a written non-disclosure agreement with Insignia consistent with and no less restrictive than the obligations set forth in 7.3.1 a) through c), above.

                7.3.2        Breach. Insignia's breach of the conditions stated above, or any disclosure or unauthorized use of any material knowledge concerning the terms of the Agreement by a potential acquiror or its agents shall be deemed a breach of confidentiality for which the Agreement may be terminated pursuant to section 10.1.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7.3.3        Both parties acknowledge that Insignia is permitted to disclose the terms of this amendment to its attorneys, accountants, underwriters, tax authorities or other third parties who have a need to know.  Such parties' disclosure or misuse of material information shall be deemed a breach by Insignia for which the Agreement may be immediately terminated pursuant to section 10.1.

                Insignia may disclose those terms as required by law, upon the condition that Insignia first gives Sun reasonable prior notice sufficient to permit Sun to seek appropriate relief limiting such disclosure.  Insignia shall provide all reasonable assistance to Sun in obtaining the relief sought.

                Insignia may also disclose those terms of the agreement required for financial reporting purposes to the minimum extent required by Generally Accepted Acccounting Principles (GAAP).

                For disclosure of this Agreement as may be required for Securities and Exchange Commission (S.E.C.) reporting purposes, Sun shall be provided with a reasonable opportunity to request that Insignia seek confidential treatment by the S.E.C. of certain portions of this Agreement (including, but not limited to pricing terms as provided in section 3.2) and Sun may provide whatever input and assistance to Insignia that Sun deems appropriate. Insignia will make reasonable commercial efforts to honor Sun's requests and give careful consideration to any input or assistance provided. However, the form and substance of Insignia's disclosures for S.E.C. Purposes shall be to the extent as required by the S.E.C. and in no event will Sun prevent Insignia from timely filing its S.E.C. Reports or related filings. In the event that, despite Insignia's best efforts to achieve confidential treatment of certain terms of this Agreement (including but not limited to pricing terms as provided in section 3.2), such terms are required by the S.E.C. to be disclosed in an S.E.C. report or other related filing, both parties agree that such disclosure shall not result in termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment 3 to the Agreement to be executed by their duly authorized representatives.

AGREED TO AND ACCEPTED BY:

Insignia		Sun Microsystems, Inc.

By:	/s/ Al Wood	By:	/s/Sheila Kerr

Title	CFO	Title:	Manager, STSOperations

Date:	9/28/01	Date:	9/28/01

EXHIBIT C-4:

Java 2 Platform, Micro Edition

Connected Device Configuration ("CDC") and Foundation Profile ("FP")

 (CDC/FP CHNLS)

I. Description of Technology and Documentation.

a.             Description of Technology

i.              Source Code.  The Sun Source Code form of CDC and FP  for the version that is current as of the date of execution of this Amendment 3, and Sun Upgrades thereto as provided by Sun pursuant to a valid Master Support Agreement are as described on the technology download site designated by Sun for use by valid Sun CDC/FP Licensees.

ii.            Modifiable Part.

                All of the source files, in any programming language (eg. Java, C, C++), implementing the Java 2 Micro Edition Connected Device Configuration and Foundation Profile for the version that is current as of the date of execution of this Amendment 3, are non-modifiable except for the following, which constitute Modifiable Part:

aa) all source files implementing the following packages:

java.lang

java.lang.reflect

java.io

java.net

java.util

java.util.zip

as well as the source files implementing the sun.* packages associated with the above packages;

bb) all source files implementing the Java virtual machine, with the exception of the source files implementing the class file parser and bytecode verifier;

cc) the source files implementing the Platform Dependent Part.

b.             Sun Documentation.

                J2ME CDC  Specification

                J2ME Foundation Profile Specification

                J2ME CDC and Foundation Profile Porting Guide

                J2ME CDC and Foundation Profile Release Notes

II. Schedule of Fees and Royalties.

a. Annual Support and Upgrade Fees:  As set forth in a separate support agreement.

b. Binary and Source Distribution Royalties

Royalty per Unit or Per Concurrent User of Insignia Products. Insignia must pay a royalty to Sun as provided above for each copy of Insignia Product distributed, including for each Insignia Licensee Product distributed or deployed by or for any Insignia Licensee.

III. Compatibility Requirements.

a.             Insignia Products and Insignia Licensee Products must fully comply with the requirements of the Sun Documentation specified in Section I(b), above, and pass the TCK for CDC and including any Profiles, pursuant to the requirements of Sections 2.11 of the Agreement. (For purposes of this Exhibit C-4, "Profile" means the Foundation Profile, Personal Profile or such other profile as may be developed under or in connection with the Java Community Process or as otherwise authorized by Sun.  Successful compatibility testing must be completed in accordance with the CTS User's Guide for CDC and FP. Insignia may self-certify such compatibility, provided that Sun may require that Insignia submit specific test documentation to an independent third party audit facility designated by Sun, for verification of proper compatibility testing, prior to FCS of any Insignia Product. [******] All reasonable expenses of such audit shall be paid by Insignia, [******].  Sun may publish or otherwise distribute such test results.

b.             Notwithstanding any provision to the contrary in the Agreement, access to the TCK for CDC and FP Java Environments is subject to a separate agreement, including, but not limited to, an additional fee for TCK support.  Insignia is not authorized to create modifications or derivative works of the TCK, and may only utilize the TCK to verify compatibility of CDC/FP-Based Insignia Products with the specification for the CDC/FP Java Environments.  Insignia may not publish test results or make claims of comparative compatibility. (This is not intended to prohibit Insignia from making true statements to the effect that its product(s) has passed the TCK, and that the product of another  has not passed the TCK.)  Insignia agrees not to develop any other test suites intended to validate compatibility with the specification for the CDC/FP Technology.   (This is not intended to preclude Insignia from developing tests which are used only internally and only for purposes of ensuring Insignia product quality.) Insignia may, pursuant to a valid Java Specification Participation Agreement and the Java Community Process, participate in the development of test suites intended to validate compatibility with the Java specification. In the event that the Java Community Process provides for an alternative method by which Java Community Members may participate in the development of test suites intended to validate compatibility with the Java specification (i.e. A means other than via the Java Specification Participation Agreement), Insignia may, pursuant to the rules and requirements of the Java Community Process, so participate in the development of test suites intended to validate compatibility with the Java specification. Insignia agrees that it has not and will not in the future develop test suites that may be or are intended to be used as an alternative to any test suites developed through the Java Community Process.

c.             CDC/FP-Based Insignia Products shall not include an implementation of any part of a Profile or use any of the APIs within a Profile, unless Insignia implements the Profile in its entirety in conformance with the applicable compatibility requirements and test suites as developed and licensed by Sun or other authorized party.

d.            Profile(s) must be tightly integrated with, and must be configured to run in conjunction with, Insignia's implementation of the JavaTM 2 Platform, Micro Edition, Connected Device Configuration from Sun (or an authorized third party) which meets Sun's compatibility requirements ("CDC").

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C-5:

Java 2 Platform, Micro Edition

Connected Limited Device Configuration

(CLDC CHNLS)

I. Description of Technology and Documentation.

a. Description of Technology

                i.              Sun Source Code.  The Sun Source Code of the CLDC for the version that is current as of the date of execution of this Amendment 3, and Sun Upgrades thereto as provided by Sun pursuant to a valid Master Support Agreement are  as described on the technology download site designated by Sun for use by valid Sun CLDC Licensees.

ii.            Modifiable Part.

                All of the source files implementing the version of the Java 2 Micro Edition Connected Limited Device Configuration that is current as of execution of this Amendment 3 constitute Modifiable Part, except for the verifier.c file which implements the run-time type checker.

b.             Sun Documentation.

-  Java 2 Platform, Micro Edition Connected Limited Device Configuration OEM Specification and related API specifications.

-  KVM Porting Guide.

-  Release Notes.

-  Java 2 Platform, Micro Edition Connected Limited Device Configuration Compatibility Test Suite User's Guide.

II. Schedule of Fees and Royalties.

a. Annual Support and Upgrade Fees:  As set forth in a separate support agreement.

b. Binary and Source Distribution Royalties

Insignia must pay a royalty to Sun as provided above for each copy of Insignia Product distributed, including for each Insignia Licensee Product distributed or deployed by or for any Insignia Licensee. For Insignia Products incorporating or implementing the combined stack of CLDC and MIDP, prices shall be as set forth above.

For  Insignia Products incorporating or implementing CLDC but which are not integrated with a Profile, prices shall be as agreed to in writing, by the parties. For purposes of this Exhibit, "Profile" means the Mobile Information Device Profile or such other profile as may be developed under or in connection with the Java Community Process or as otherwise authorized by Sun. Insignia may not distribute Insignia Products incorporating or implementing CLDC which are not integrated with a Profile, prior to having a fully executed written agreement as to the price, unless otherwise authorized in writing, by Sun.

III. Compatibility Requirements.

a.             Insignia Products and Insignia Licensee Products must fully comply with the requirements of the Sun Documentation specified in Section I(b), above, and pass the TCK for the CLDC Java Environment and including any Profiles, pursuant to the requirements of Sections 2.11 of the Agreement.  Successful compatibility testing must be completed in accordance with the CTS User's Guide for CLDC. Licensee may self-certify such compatibility, provided that Sun may require that Licensee submit specific test documentation to an independent third party audit facility designated by Sun, for verification of proper compatibility testing, prior to FCS of any CLDC-Based Insignia Product. "CLDC-Based Insignia Product(s)" means an Insignia Product into which the CLDC Java Environment is incorporated or implemented. [******].  All reasonable expenses of such audit shall be paid by Insignia, [******].  Sun may publish or otherwise distribute such test results.

b.             Notwithstanding any provision to the contrary in the Agreement, access to the TCK for the CLDC Java Environment is subject to a separate agreement, including, but not limited to, an additional fee for TCK support.  Insignia is not authorized to create modifications or derivative works of the TCK, and may only utilize the TCK to verify compatibility of CLDC-Based Products with the specification for the CLDC Technology.  Insignia may not publish test results or make claims of comparative compatibility. (This is not intended to prohibit Insignia from making true statements to the effect that its product(s) has passed the TCK, and that the product of another  has not passed the TCK.)  Insignia agrees not to develop any other test suites intended to validate compatibility with the specification for the CLDC Java Environment.  (This is not intended to preclude Insignia from developing tests which are used only internally and only for purposes of ensuring Insignia product quality.) Insignia may, pursuant to a valid Java Specification Participation Agreement and the Java Community Process, participate in the development of test suites intended to validate compatibility with the Java specification.  In the event that the Java Community Process provides for an alternative method by which Java Community Members may participate in the development of test suites intended to validate compatibility with the Java specification (i.e. A means other than via the Java Specification Participation Agreement), Insignia may, pursuant to the rules and requirements of the Java Community Process, so participate in the development of test suites intended to validate compatibility with the Java specification. Insignia agrees that it has not and will not in the future develop test suites that may be or are intended to be used as an alternative to any test suites developed through the Java Community Process.

c.             CLDC Based Insignia Products shall not include an implementation of any part of a Profile or use any of the APIs within a Profile, unless Insignia implements the Profile in its entirety in conformance with the applicable compatibility requirements and test suites as developed and licensed by Sun or other authorized party.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C-6:

Java 2 Platform, Micro Edition

Mobile Information Device Profile

(MIDP CHNLS)

I. Description of Technology and Documentation.

a.  Description of Technology

i.              Sun Source Code.  The Sun Source Code of the MIDP for the version that is current as of the date of execution of this Amendment 3, and Sun Upgrades thereto as provided by Sun pursuant to a valid Master Support Agreement are  as described on the technology download site designated by Sun for use by valid Sun MIDP Licensees.

ii.  Modifiable Part.

                All of the source files implementing the version of Java 2 Micro Edition, Mobile Information Device Profile that is current as of the date of execution of this Amendment 3 consitute Modifiable Part.

b.             Sun Documentation.

                Java 2 Platform, Micro Edition Mobile Information Device Profile Specification and related API specifications.

                Release Notes.

                Java 2 Platform, Micro Edition Mobile Information Device Profile Compatibility Test Suite User’s Guide.

II. Schedule of Fees and Royalties.

a. Annual Support and Upgrade Fees:  As set forth in a separate support agreement.

b. Prepayment and Royalty per Unit or Per Concurrent User of Insignia Products incorporating MIDP integrated with CLDC:

Insignia must pay a royalty to Sun as provided above for each copy of Insignia Product distributed, including for each Insignia  Licensee Product distributed or deployed by or for any Insignia Licensee. .

Field of Use: Insignia may, in accordance herewith, only distribute directly to Insignia Licensees  Insignia Product(s) for use in mobile wireless devices. Insignia is authorized to distribute Insignia Products implementing the Sun Specifications for MIDP only when integrated with a Configuration. For purposes of this Exhibit, "Configuration" means Insignia's implementation of the Java 2 Platform, Micro Edition, Connected Limited Device Configuration that meets Sun's compatibility requirements,

III. Compatibility Requirements.

a.             Insignia Products and Insignia Licensee Products must fully comply with the requirements of the Documentation specified in Section I(b), above, and pass the TCKs for the CLDC Java Environment and MIDP Java Environment, pursuant to the requirements of Section 2.11 of the Agreement.  MIDP Java Environment as integrated with CLDC Environment must pass the TCK for MIDP.  Successful compatibility testing must be completed in accordance with the CTS User's Guide described in Section I(b), above.  Insignia may self-certify such compatibility, provided that Sun may require that Insignia submit specific test documentation to an independent third party audit facility designated by Sun, for verification of proper compatibility testing, prior to FCS of any Insignia Product. [******] All reasonable expenses of such audit shall be paid by Insignia, [******].  Sun may publish or otherwise distribute such test results.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

b.             Notwithstanding any provision to the contrary in the Agreement, access to the TCK for MIDP Java Environment is subject to a separate agreement, including, but not limited to, an additional fee for TCK support.  Insignia is not authorized to create modifications or derivative works of the TCK, and may only utilize the TCK to verify compatibility of CLDC/MIDP-Based Insignia Products with the specification for the MIDP Technology. "CLDC/MIDP-Based Insignia Product(s)" means an Insignia Product into which the CLDC and MIDP Java Environments are incorporated or implemented. Insignia may not publish test results or make claims of comparative compatibility. (This is not intended to prohibit Insignia from making true statements to the effect that its product(s) has passed the TCK, and that the product of another has not passed the TCK.)  Insignia agrees not to develop any other test suites intended to validate compatibility with the specification for the MIDP Technology.  (This is not intended to preclude Insignia from developing tests which are used only internally and only for purposes of ensuring Insignia product quality.) Insignia may, pursuant to a valid Java Specification Participation Agreement and the Java Community Process, participate in the development of test suites intended to validate compatibility with the Java specification.  In the event that the Java Community Process provides for an alternative method by which Java Community Members may participate in the development of test suites intended to validate compatibility with the Java specification (i.e. A means other than via the Java Specification Participation Agreement), Insignia may, pursuant to the rules and requirements of the Java Community Process, so participate in the development of test suites intended to validate compatibility with the Java specification. Insignia agrees that it has not and will not in the future develop test suites that may be or are intended to be used as an alternative to any test suites developed through the Java Community Process.

c.             The MIDP Java Environment must be tightly integrated with, and must be configured to run in conjunction with, Insignia's implementation of the Java 2 Platform, Micro Edition Connected Limited Device Configuration which meets Sun's compatibility requirements.

EXHIBIT C-7:

Java TV Technology

(JAVA TV CHNLS)

I. Description of Technology and Documentation.

a.             Description of Technology

i.              Sun Source Code.  The Sun Source Code of Java TV for the version that is current as of the date of execution of this Amendment 3, and Sun Upgrades thereto as provided by Sun pursuant to a valid Master Support Agreement are as described on the technology download site designated by Sun for use by valid Sun Java TV Licensees.

ii.            Modifiable Part.

                All of the source files implementing the version of the Java TV Technology that is current as of the date of execution of this Amendment 3 consitute Modifiable Part.

b.             Sun Documentation.

Java TV Specification

White Paper

Porting Guide

XML Syntax Description

Sample Code

II. Schedule of Fees and Royalties.

a. Annual Support and Upgrade Fees:  As set forth in a separate support agreement.

b. Royalty per Unit or Per Concurrent User.

Insignia must pay a royalty to Sun as provided above for each copy of Insignia Product distributed, including for each Insignia  Licensee Product distributed or deployed by or for any Insignia Licensee.

Field of Use:  Insignia may, in accordance herewith, distribute to Insignia Licensees Insignia's JavaTV products for use in television set-top boxes  or other similar devices receiving television content.

III. Compatibility Requirements.

a.             Insignia Products and Insignia Licensee Products must fully comply with the requirements of the Sun Documentation specified in Section I(b), above, and pass the TCKs for the Java TV Java Environment and Personal Java Java Environment, pursuant to the requirements of Section 2.11 of the Agreement. The Java TV Environment, as integrated with an implementation of PersonalJava technology in compliance with a pJava license between Insignia and Sun, must pass the TCK for the Java TV Java Environment. Successful compatibility testing must be completed in accordance with the CTS User's Guide described in Section I(b), above.  Insignia may self-certify such compatibility, provided that Sun may require that Insignia submit specific test documentation to an independent third party audit facility designated by Sun, for verification of proper compatibility testing, prior to FCS of any Insignia Product. [******] All reasonable expenses of such audit shall be paid by Insignia, [******].  Sun may publish or otherwise distribute such test results.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

b.             Notwithstanding any provision to the contrary in the Agreement, access to the TCK for the Java TV Java Environment is subject to a separate agreement, including, but not limited to, an additional fee for TCK support.  Insignia is not authorized to create modifications or derivative works of the TCK, and may only utilize the TCK to verify compatibility of Java TV/pJava-Based Insignia Products with the specification for the Java TV Java Environment. "TV/pJava-Based Insignia Products" means an Insignia Product into which the Java TV and pJava Java Environments are incorporated or implemented. Insignia may not publish test results or make claims of comparative compatibility. (This is not intended to prohibit Insignia from making true statements to the effect that its product(s) has passed the TCK, and that the product of another  has not passed the TCK.)  Insignia agrees not to develop any other test suites intended to validate compatibility with the specification for the Java TV and pJava Java Environments.  (This is not intended to preclude Insignia from developing tests which are used only internally and only for purposes of ensuring Insignia product quality.) Insignia may, pursuant to a valid Java Specification Participation Agreement and the Java Community Process, participate in the development of test suites intended to validate compatibility with the Java specification.  In the event that the Java Community Process provides for an alternative method by which Java Community Members may participate in the development of test suites intended to validate compatibility with the Java specification (i.e. A means other than via the Java Specification Participation Agreement), Insignia may, pursuant to the rules and requirements of the Java Community Process, so participate in the development of test suites intended to validate compatibility with the Java specification. Insignia agrees that it has not and will not in the future develop test suites that may be or are intended to be used as an alternative to any test suites developed through the Java Community Process.

c.             Insignia Products incorporating or implementing the Java TV Java Environment must be tightly integrated and configured to run in conjunction with Insignia's implementation of the Personal Java Environment and which meets the requirements of the Agreement, including without limitation, the compatibility requirements.

EXHIBIT F-1

TO THE TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENT

PRO FORMA OEM TRADEMARK LICENSE

This OEM Trademark License (the "OEM License") is entered into this _______ day of ______________, 200_ (the "Effective Date") between Sun Microsystems, Inc., with its principal place of business at 901 San Antonio Road, Palo Alto, California 94303 (“Sun”) and _________________________, a _____________ corporation with a principal place of business at _________________________ ("OEM Licensee").

Whereas, Sun and Insignia Solutions ("TLDA Licensee") entered into a Technology License and Distribution Agreement, ("TLDA") which provided to TLDA Licensee in part, the right to produce a product or products incorporating certain Java technology (the "Product");

Whereas, TLDA Licensee has represented to Sun and OEM Licensee that the Product has met all of the compatibility requirements of the SCSL and that the TLDA Licensee is entitled pursuant to the terms of the SCSL to use Sun's Compatibility Logo(s) as defined below;

Whereas, TLDA Licensee and OEM Licensee have entered into an OEM agreement in which OEM Licensee was given the right to incorporate TLDA Licensee's Products into OEM Licensee's product; and

Whereas, OEM Licensee desires to include Sun's Compatibility Logo(s) on such OEM Licensee's products.

NOW THEREFORE, Sun and OEM Licensee enter into this OEM License on the following terms.

1.0          DEFINITIONS.

1.1           "Compatibility Logo(s)" means the particular Sun Trademark(s) specified in Exhibit A hereto to be used by OEM Licensee to indicate that OEM Products implementing the Java technology meet the applicable compatibility requirements. Sun shall provide OEM Licensee access to the Compatibility Logo(s) and instructions for use via Sun's designated web site upon execution of this OEM License. Sun may revise the Compatibility Logo(s) from time to time during the Term.

1.2           "FCS" means a first commercial shipment of a production version of a software or hardware product or technology.

1.3           "Java Test Suite" means specific test suites which verify compatibility with the applicable Java technology specifications.

1.4           "Java Trademark Guidelines" means the graphics standards and usage guidelines provided by Sun together with the then-current Sun Trademark and Logo Usage Requirements (currently located at http://www.sun.com./policies/trademarks.html), as may be revised by Sun during the Term, and which are incorporated by reference into this License.

1.5           "OEM Product" means a product of OEM Licensee which incorporates a TLDA Licensee Product which constitutes a fully compatible implementation of the Java technology licensed from Sun by the TLDA Licensee.

1.6           "Sun Trademarks" means Sun's SUN, JAVA, and JINI trademarks and logos, including without limitation JAVA, JAVA COMPATIBLE, the Java Compatible logo, JAVA POWERED, the Java Powered logo, the Coffee Cup logo, and the Compatibility Logo(s), whether now in use or adopted in the future.

1.7           "Term" means the term of this OEM License as specified in Section 6.1.

2.0          TRADEMARKS.

2.1           Grant to OEM Licensee.

                a.             Grant.  Subject to all the restrictions set forth in this OEM License, Sun grants to OEM Licensee a worldwide, non-exclusive, non-transferable license to use the Compatibility Logo(s) only in connection with the marketing, advertising, distribution and sale of each OEM Product that fully meets the requirements of Section 2.6 below.

                b.             No Other Rights.  OEM Licensee is granted no other right, title, interest or license to the Compatibility Logo(s) or any other Sun Trademarks for any purpose, and is specifically granted no right to sublicense the Compatibility Logo(s) or any other Sun Trademarks.

                c.             No Limitation on Use.  Subject only to the rights specifically granted to OEM Licensee hereunder, nothing contained in this OEM License shall be construed to limit or restrict, in any way or manner any right of Sun to encumber, transfer, license, access, reference or practice any Sun Trademark in any way for any purpose or use, including without limitation, Sun’s use, licensing and/or registration of Sun Trademarks anywhere in the world for any purpose.

                d.             Amendment/Replacement of Compatibility Logo(s).  Sun reserves the right to amend the Compatibility Logo(s) or to replace them with different logos.  Upon notice from Sun, OEM Licensee shall cease use of the amended or replaced Compatibility Logo(s) as quickly as reasonably possible on OEM Product and all material associated with OEM Product.  In addition, OEM Licensee shall not affix the amended or replaced Compatibility Logo(s) to new OEM Product not yet being manufactured, or to materials associated with such new OEM Product, but instead shall use the replacement/amended logo(s) supplied by Sun.

2.2           Territory Reduction. Sun may modify the license grant specified in Section 2.1 above to eliminate any jurisdiction from this OEM License if Sun determines, in its sole judgment, that use or continued use of the Compatibility Logo(s) in such country or jurisdiction may subject Sun or any third party to legal liability, or may jeopardize Sun's rights in the Compatibility Logo(s) or any other Sun Trademark in that or any other jurisdiction.  In such event, as quickly as possibly but in no event later than sixty (60) calendar days after receipt of written notice from Sun, or such earlier date as required by court or judicial order, OEM Licensee shall cease all use of the Java Logo(s) in such jurisdiction.

2.3           Recordal Notice. OEM Licensee shall use commercially reasonable efforts to provide Sun with written notice prior to shipping any OEM Product into or using the Compatibility Logo(s) in one of the following countries: Israel, South Korea, Liberia, the People's Republic of China and the Republic of China (Taiwan); but in no event later than twenty days after actual shipment of the OEM Product into such countries. Sun may amend this list of countries at any time by written notice to OEM Licensee.

2.4           Ownership of Sun Trademarks. OEM Licensee acknowledges and agrees that Sun is the sole owner worldwide of the Sun Trademarks and all associated goodwill. OEM Licensee shall not (a) challenge Sun's ownership or use of Sun Trademarks; (b) attempt to register any Sun Trademarks, or any mark or logo substantially similar thereto; (c) remove, alter, or add to any Sun Trademarks; (d) co-brand or co-logo its products with any Sun Trademarks; or (e) incorporate any Sun Trademarks into OEM Licensee's trademarks, product names, service marks, company names, domain names, or any other similar designations. If at any time, OEM Licensee acquires any rights in, or trademark registrations or applications for, the Compatibility Logo(s) or any other Sun Trademarks by operation of law or otherwise in any jurisdiction, OEM Licensee will immediately upon request by Sun and at no expense to Sun, assign such rights, registrations, or applications to Sun, along with any and all associated goodwill.  OEM Licensee’s use of the Compatibility Logo(s) inures solely to Sun’s benefit.

2.5           Further Assurances.   OEM Licensee shall assist Sun to the extent reasonably necessary to protect and maintain the Compatibility Logo(s) worldwide, including, but not limited to, giving prompt notice to Sun of any known or potential infringement of the Compatibility Logo(s), gathering and submitting evidence of use of the Compatibility Logo(s), and cooperating with Sun in preparing and executing any documents necessary to register the Compatibility Logo(s) or to record this trademark license, or any other document concerning the license grant, as may be required by the laws or rules of any country or jurisdiction. In its sole discretion, Sun may commence, prosecute or defend any action or claim concerning the Compatibility Logo(s). Sun shall have the right to control any such litigation, and OEM Licensee shall fully cooperate with Sun in any such litigation, including the satisfaction of procedural requirements necessary to bring such litigation in a particular country or jurisdiction. Sun shall reimburse OEM Licensee for the reasonable costs associated with providing such assistance, except to the extent that any such costs result from OEM Licensee’s breach of this License. OEM Licensee shall not commence any action regarding the Compatibility Logo(s), without Sun’s prior written consent which Sun may withhold in its sole discretion.

2.6           Quality Standards.

                a.             Certification and Audit. This OEM License applies only to versions of OEM Products which (i) incorporate TLDA Licensee Products that have successfully passed the applicable Java Test Suite and meet all of the compatibility requirements of the TLDA and (ii) continue to pass any such applicable Java Test Suites.

                b.             Prior to distribution of any OEM Product bearing the Compatibility Logo, for the purpose of verifying compatibility with the applicable Java technology specifications, Sun, at its option may either (i) deliver the Java Test Suite to OEM Licensee for testing of OEM Products; (ii) test the OEM Products utilizing the Java Test Suite at a designated Sun facility; (iii) require OEM Licensee to submit the OEM Products to TLDA Licensee, (iv) require OEM Licensee to submit the OEM Products to a third party test house authorized by Sun, or (v) require the OEM Licensee to submit specific test documentation demonstrating the results of the Java Test Suite for the OEM Product to an independent third party audit facility designated by Sun.  OEM Licensee shall keep written records of any such compatibility testing including without limitation results of such compatibility testing, for the term of this OEM License plus two (2) years thereafter, and make such records available to Sun promptly upon written request.

                c.             Upon thirty (30) days written notice by Sun no more than two (2) times per calendar year, OEM Licensee shall permit Sun or its authorized representative to inspect and test at Sun's facilities, any OEM Product with which the Compatibility Logo is used to ensure that such OEM Product continues to pass the applicable Java Test Suite and continues to meet the quality standards specified in Section 2.6.b below.

                d.             OEM Licensee shall give prompt written notice to Sun of any complaint or other indication by any customer or other third party that any OEM Product bearing a Compatibility Logo does not pass the applicable Java Test Suite or any other requirement of this OEM License.

                e.             Reputation and Industry Standards. In addition to the other quality requirements set forth in this Section 2.6, OEM Licensee shall maintain the quality of the OEM Product or service on or in connection with which it uses the Compatibility Logo(s) in a manner consistent with all terms, conditions and requirements set forth in this OEM License and at a level that meets or exceeds OEM Licensee's overall reputation for quality and that is at least commensurate with industry standards.  All OEM Product shall comply with all local and government regulations and requirements of the country or jurisdiction into which such OEM Product is sold.

2.7           Compatibility Logo Usage, Location and Attribution.

                a.             OEM Licensee must use the Compatibility Logo(s) only in the exact form of approved camera-ready artwork or electronic artwork received from Sun or Sun's designee.

                b.             OEM Licensee's use of the Compatibility Logos and all other Sun Trademarks shall comply with the then current Java Trademark Guidelines, which Sun may modify from time to time.

                c.             Wherever OEM Licensee displays a Compatibility Logo, it must also display its own corporate name and logo, and shall display the Compatibility Logo (i) in a size and style less prominent than, and separately from any of, OEM Licensee's own names, marks or logos, (ii) separately from any other name, mark or logo, (iii) accompanied by a ™ symbol,  and (iv) when using the Compatibility Logo, in such a manner that it is clear that the Compatibility Logo refers only to the specific OEM Product which has passed the applicable Java Test Suite and not any other product of OEM Licensee or any third party.  Specifically, when the OEM Product with which the Compatibility Logo is used is bundled with other OEM Licensee or third-party products that do not pass the applicable Java Test Suite, OEM Licensee shall always display the Compatibility Logo in such a manner that it is clear, in Sun's sole discretion, that the Compatibility Logo refers only to OEM Product (that has passed the Java Test Suite) and not to any product in the bundle which has not passed the Java Test Suite. In no event can OEM Licensee use the Compatibility Logo with an OEM Product that includes or is used, marketed or distributed in connection with an implementation of a Java specification if such implementation has not passed Sun's Java Test Suites in compliance with Sun's compatibility requirements.

                d.             OEM Licensee shall display the Compatibility Logo(s): (i) for tangible OEM Product media: on external OEM Product packaging, on the accompanying documentation and the media containing the OEM Product (disk, CD-ROM, tape, etc.); (ii) for on-line versions of the OEM Product: on web pages featuring information about the OEM Product in GIF images that point to the current Sun page on Java Technologies  (http://java.sun.com) via hypertext link; (iii) for both tangible media and on-line versions of the OEM Product, on splash screens appearing upon launch of the OEM Product and in general OEM Product information screens (e.g., "About", "Help", "Info");  (iv) on tangible marketing collateral featuring the OEM Product, including advertisements and datasheets and (v) for OEM Products which are hardware devices, on the external surface of the device itself, on the external surface of the product packaging for the device so that the Compatibility Logo may be seen on the package prior to purchase by an end user, on splash screens appearing upon launch of the device as well as upon launch of the Java Virtual Machine, on the accompanying documentation and in general OEM Product information screens (e.g., "About", "Help", "Info").

                e.             OEM Licensee may begin use of the Compatibility Logo(s) in advance of FCS of an OEM Product to begin production packaging and preparation, however OEM Licensee may not distribute OEM Product with the Compatibility Logo(s) without otherwise complying with the terms of this OEM License, including but not limited to, the quality requirements set forth in Section 2.6 above.

                f.              OEM Licensee shall legibly display the following trademark legend on all materials in or on which OEM Licensee displays the Compatibility Logo:

                "Java and all Java-based trademarks and logos are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries."

                g.             Upon written notice by Sun, OEM Licensee shall, within thirty (30) calendar days, rectify any non-compliance of the OEM Product and associated materials with the requirements in this Section 2.7 and give written notice to Sun of the specific modifications or steps taken to ensure compliance.

3.0          DISCLAIMER OF WARRANTY.   Sun licenses the Compatibility Logo(s) to OEM Licensee on an "AS IS" basis. SUN MAKES NO WARRANTIES OF ANY KIND RESPECTING THE COMPATIBILITY LOGO(S), INCLUDING THE VALIDITY OF SUN'S RIGHTS IN THE COMPATIBILITY LOGO(S) IN ANY COUNTRY OR JURISDICTION, AND ALL REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE COMPATIBILITY LOGO(S) ARE HEREBY DISCLAIMED.

4.0          LIMITED INDEMNITY.

4.1           In the event OEM Licensee receives a claim of infringement with respect to the Compatibility Logo(s) in any country or jurisdiction, Sun may, at its election, defend and indemnify OEM Licensee with respect to such claim and shall then pay all damages awarded by a court of competent jurisdiction, or such settlement amount negotiated by Sun, attributable to such claim. OEM Licensee shall provide notice of the claim promptly to Sun, and if Sun elects to defend and indemnify, OEM Licensee shall: (a) give Sun sole control of the defense and settlement of the claim; (b) provide to Sun, at Sun's expense, all available information, assistance and authority to defend; and (c) not compromise or settle such proceeding without Sun's prior written consent.

4.2           THIS SECTION 4 STATES THE ENTIRE LIABILITY OF SUN WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS RELATED TO THE COMPATIBILITY LOGO(S). SUN SHALL HAVE NO OTHER LIABILITY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR DISTRIBUTION OF PRODUCTS OR COMPATIBILITY  LOGO(S).

5.0          LIMITATION OF LIABILITY. Except for the express undertaking to indemnify provided in Section 4 and/or breach of Sections 2.4, 2.6 or 2.7:

a.             Each party's liability to the other for claims relating to this OEM License, whether for breach or in tort, shall be limited to the license fees paid by OEM Licensee.

b.             IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS LICENSE (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS LICENSE FAIL OF THEIR ESSENTIAL PURPOSE. The provisions of this Section 5.0 allocate the risks under this OEM License between Sun and OEM Licensee and the parties have relied upon the limitations set forth herein in determining whether to enter into this OEM License.

6.0          TERM AND TERMINATION.

6.1           Term. This OEM License shall begin on the Effective Date and continue until the earlier of the following events: (a) five (5) years from the Effective Date; or (b) thirty (30) days following the earlier of OEM’s Licensee’s receipt of written notice or actual knowledge of termination of any part of the SCSL and/or the associated trademark license entered into between Sun and TLDA Licensee; or (c) OEM Licensee is no longer authorized to distribute OEM Products pursuant to the SCSL; unless earlier terminated pursuant to this OEM License. Termination is permitted for breach of this OEM License or the SCSL (a) upon thirty (30) days written notice to the other party and an opportunity to cure within such thirty (30) day period, or (b) immediately upon notice if such breach, by its nature, cannot be remedied.

6.2           Obligations on Termination. Upon termination or expiration of this OEM License, OEM Licensee shall promptly cease use, of the Compatibility Logo(s), including display, distribution, sale and marketing of all OEM Products and materials containing the Compatibility Logo(s). All rights and licenses granted to OEM Licensee shall terminate upon such termination or expiration.

6.3           No Liability for Expiration or Lawful Termination. Neither party shall have the right to recover damages or to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this OEM License, due to the expiration or permitted or lawful termination of this OEM License. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS TERMINATION IS IN MATERIAL BREACH OF THIS LICENSE.

6.4           No Waiver. The failure of either party to enforce any provision of this OEM License shall not be deemed a waiver of that provision. The rights of Sun under this Section 6.0 are in addition to any other rights and remedies permitted by law or under this OEM License.

6.5           Survival. The parties' rights and obligations under Sections 2.4, 2.5, 2.6(b), 3.0, 4.0, 5.0, 6.2, 6.3, 6.4, 6.5, 6.6 and 7.0 shall survive termination or expiration of this OEM License.

6.6           Irreparable Harm. Notwithstanding the limitation of liability set forth in Section 5.0 above, the parties acknowledge that a breach of Section 2.0 is likely to cause irreparable harm to Sun, the extent of which would be difficult to ascertain and for which damages would not be an adequate remedy.  Therefore, in addition to its rights and remedies otherwise available at law, including, without limitation, the recovery of damages for breach of this OEM License, Sun shall be entitled to (a) immediate equitable relief, specifically including, but not limited to, both interim and permanent restraining orders and injunctions, and (b) to such other and further equitable relief as the court may deem proper under the circumstances.

7.0          MISCELLANEOUS.

7.1           Notices. All written notices required by this OEM License must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt by the persons at the addresses specified below.

Sun                                                                                         OEM Licensee

Sun Microsystems, Inc.
901 San Antonio Road
Attn.: Software Vice President, Sales
cc: Software Group Legal Department
cc: Trademarks & Brands Legal Dept.

7.2           Partial Invalidity. If any of the above provisions are held to be in violation of applicable law, void, or unenforceable in any jurisdiction, then such provisions are herewith waived or amended to the extent necessary for the OEM License to be otherwise enforceable in such jurisdiction.   However, if in Sun's opinion deletion or amendment of any provisions of the OEM License by operation of this paragraph unreasonably compromises the rights or increase the liabilities of Sun or its licensors, Sun reserves the right to terminate the OEM License.

7.3           Language. This OEM License is in the English language only, which language shall be controlling in all respects, and all versions of this OEM License in any other language shall be for accommodation only and shall not be binding on the parties to this OEM License. All communications and notices made or given pursuant to this OEM License, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

7.4           Governing Law. This OEM License is made under and shall be governed by and construed under the laws of the State of California, regardless of its choice of laws provisions.

7.5           Disclaimer of Agency. The relationship created hereby is that of licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute OEM Licensee as a franchisee of Sun. OEM Licensee hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

7.6           Assignment and Change in Control. This OEM License may not be assigned or transferred by either party without the prior written consent of the other party, except that Sun may assign or transfer this OEM License to a majority-owned subsidiary.

7.7           Construction. This OEM License has been negotiated by Sun and OEM Licensee and by their respective counsel. This OEM License will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

7.8           Force Majeure. Neither party shall be liable to the other party for non-performance of this OEM License, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice under Section 7.1 and makes all reasonable efforts to perform.

7.9           Section References. Any reference contained herein to a section of this OEM License shall be meant to refer to all subsections of the section.

7.10         Complete Understanding. This OEM License constitutes and expresses the final, complete and exclusive agreement and understanding between the parties with respect to the Compatibility Logo(s) and supersedes all previous communications, representations or agreements, whether written or oral, with respect thereto. This OEM License may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties.

IN WITNESS WHEREOF, the parties have caused this OEM License to be executed by their duly authorized representatives.

Sun:	OEM Licensee:

By:	By:

Name:	Name:
(Print or Type)	(Print or Type)

Title:	Title:

Date	Date:

Exhibit A

Current Compatibility Logo(s)

Java Powered

[artwork to be provided by Sun]